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                                                                     Exhibit 3.1

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      CHRYSALIS INTERNATIONAL CORPORATON

                  The present name of the Corporation is DNX Corporation. The name under which the Corporation was originally incorporated was Embryogen Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 4, 1988. The Second Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 18, 1991 under the name of DNX Corporation. An amendment to Article Fourth, Section 1 of the Second Restated Certificate of Incorporation was approved at the annual meeting of shareholders of the Corporation on May 18, 1993 by a majority of all of the shares entitled to vote in accordance with
Section 242 of the General Corporation Law of the State of Delaware and filed with the Secretary of State of Delaware on November 23, 1993. This Third Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  FIRST. The name of the corporation is Chrysalis International Corporation (hereinafter referred to as the

"Corporation").

                  SECOND. The registered office of the Corporation in the State of Delaware is located at Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware. The name of the Corporation's registered agent at such address is Corporation Service Company.

                  THIRD. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH. SECTION 1. AUTHORIZED STOCK. The total number of shares which the Corporation is authorized to have issued is 25,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, par value $.01 per share (hereinafter called "Preferred Stock"), and 20,000,000 shares of Common Stock, par value $.01 per share (hereinafter called "Common Stock").



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                  After the filing of this Third Amended and Restated
Certificate of Incorporation, each holder of any certificate or certificates representing shares of Common Stock of DNX Corporation shall be deemed for all purposes to be holders of Common Stock of the Corporation and, upon the surrender of such certificate or certificates representing shares of Common Stock of DNX Corporation, shall receive a certificate or certificates representing the shares of Common Stock of the Corporation which such holder is entitled to receive pursuant to the terms and conditions of this Section 1 of Article Fourth.

                  SECTION 2. PREFERRED STOCK. The Preferred Stock may be issued, subject to any limitations prescribed by law, this Third Amended and Restated Certificate of Incorporation or the Third Amended and Restated By-Laws ("By-Laws") of the Corporation as from time to time amended, from time to time in one or more series of any number of shares, and with distinctive serial designations. Subject to any limitations prescribed by law, this Third Amended and Restated Certificate of Incorporation or the By-Laws, the Board of Directors hereby is authorized to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

                  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                           a. The designation of the series, which may be by distinguishing number, letter and title;

                           b. The number of shares of the series, which number may thereafter (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

                           c. The dividends, if any, for shares of the series (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or of any other series of stock;

                           d. The redemption rights, if any, and price or prices for shares of the series;

                           e. The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;


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                           f.  The rights of such shares of the series in
                  the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                           g. Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

                           h. The voting rights, if any, of the holders of such series; and

                           i. Such other designations, powers, preferences and relative, participating optional or other special rights, and qualifications, limitations or restrictions of such preferences and/or rights.

                  SECTION 3. COMMON STOCK. a. Subject to the limitations prescribed by law, this Third Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law, this Third Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation as from time to time amended or by the terms and conditions of any and all series of Preferred Stock issued pursuant to the terms of this Third Amended and Restated Certificate of Incorporation as from time to time amended, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of Directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

                  b. Except as otherwise provided by law, this Third Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation as from time to time amended or by the terms and conditions of any and all series of Preferred Stock issued pursuant to the terms of this Third Amended and Restated Certificate of Incorporation as from time to time amended, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

                  c. Except as otherwise provided by law, this Third Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation as from time to time amended or by the terms


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and conditions of any and all series of Preferred Stock issued pursuant to the terms of this Third Amended and Restated Certificate of Incorporation as from time to time amended, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount, if any, for which they shall be entitled pursuant to the terms and conditions of any and all series of Preferred Stock issued pursuant to the terms of this Third Amended and Restated Certificate of Incorporation as from time to time amended, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

                  FIFTH. The Board of Directors shall have the power to make, amend and repeal the By-Laws of the Corporation. Any ByLaws made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders in the manner provided in the By-Laws of the Corporation. Notwithstanding the foregoing and anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, Sections 3, 12, 14 and 15 of the By-Laws shall not be amended or repealed by the stockholders, and no provision inconsistent herewith shall be adopted by the stockholders without the affirmative vote of the holders of at least 66-2/3% of the Voting Stock, voting together as a single class. The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. For the purposes of this Article Fifth of this Third Amended and Restated Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors. Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66- 2/3% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article Fifth.

         SIXTH. Subject to the rights of the holders of any and all series of Preferred Stock:

                  (a) any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders; and


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                  (b) special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, by the Chief Executive Officer or the President of the Corporation or by the Secretary within 10 days after receipt of the written request of a majority of the Directors of the Corporation.

                  Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the Voting Stock (as defined in Article Fifth), voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with, this Article Sixth.

                  SEVENTH. SECTION 1. NUMBER, ELECTION AND TERMS OF DIRECTORS. Subject to the rights, if any, of the holders of any and all series of Preferred Stock to elect additional Directors pursuant to the terms and conditions of such Preferred Stock, the number of the Directors of the Corporation shall be fixed from time to time in the manner described in the By-Laws. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The Directors first elected to Class I shall hold office for a term expiring at the annual meeting of stockholders to be held in 1992; the Directors first elected to Class II shall hold office for a term expiring at the annual meeting of stockholders to be held in 1993; and the Directors first elected to Class III shall hold office for a term expiring at the annual meeting of stockholders to be held in 1994; with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of Directors of the Corporation need not be by written ballot unless requested by the Chairman of the Board of Directors or by the holder of a majority of the Voting Stock (as defined in Article Fifth) present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.

                  SECTION 2. NOMINATION OF DIRECTOR CANDIDATES. Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the By-Laws of the Corporation.

                  SECTION 3.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.
Subject to the rights, if any, of the holders of any and all series of Preferred Stock to elect additional Directors pursuant to the terms and conditions of such Preferred Stock, newly


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created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

                  SECTION 4. REMOVAL. Subject to the rights, if any, of the holders of any and all series of Preferred Stock to elect additional Directors pursuant to the terms and conditions of such Preferred Stock, any Director may be removed from office by the stockholders only for cause and only in the manner provided in this Section 4. At any annual meeting or special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 66-2/3% of the Voting Stock (as defined in Article Fifth), voting together as a single class, may remove such Director or Directors for cause.

                  SECTION 5. AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the Voting Stock (as defined in Article Fifth), voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with, this Article Seventh.

                  EIGHTH. SECTION 1. PURPOSE. In addition to any affirmative vote required by law or by this Third Amended and Restated Certificate of Incorporation, any Business Combination (as defined in Section 2 of this Article Eighth) respecting the Corporation shall require the approval of the stockholders of the Corporation pursuant to Section 5 of this Article Eighth of the approval of the Directors of the Corporation pursuant to Section 4 of this Article Eighth.

                  SECTION 2. CERTAIN DEFINITIONS. For the purposes of this Article Eighth:

                  (a)  "Act" shall mean the Securities Exchange Act of 1934.

                  (b) "Affiliate," "affiliated" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act (as hereinafter defined), as in effect on October 25, 1991.


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                  (c)   A person shall be a "beneficial owner" of, or
         "Beneficially Own," or have "beneficial ownership" of, any Voting Stock:

                        (i) That such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

                        (ii) that such person or any of its Affiliates or Associates has (A) the right to acquire (whether or not such right is immediately exercisable) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding (other than a revocable proxy given to such person or any of its Affiliates or Associates in response to a public proxy solicitation made pursuant to, and in accordance with, all applicable requirements of the Act and the rules and regulations promulgated thereunder); or

                        (iii) that is beneficially owned, directly or
                  indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock (other than a revocable proxy given to such person or any of its Affiliates or Associates in response to a public proxy solicitation made pursuant to, and in accordance with, all applicable requirements of the Act and the rules and regulations promulgated thereunder).

                  (d)  "Business Combination" shall include:

                       (i) any merger of the Corporation or any Subsidiary
                  with (A) an Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) that is, or after such merger would be, an Affiliate of an Interested Stockholder;

                       (ii) any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition (in one transaction or a series of transactions) to or with an Interested Stockholder for an Affiliate of an Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $750,000 or more;

                       (iii) the issuance or transfer by the Corporation or
                  any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation of any Subsidiary to an Interested Stockholder or any Affiliate of an Interested Stockholder in exchange for


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                  cash, securities or other property (or a combination
                  thereof) having an aggregate fair market value of $750,000 or more;

                       (iv) any plan or proposal for the liquidation or
                  dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of an Interested Stockholder, except that this provision shall not limit the right of stockholders to elect voluntarily to wind up or dissolve the Corporation; and

                       (v) any reclassification of the Corporation's securities
                  (including any reverse stock split), recapitalization of the Corporation, merger of the Corporation with any Subsidiary or any other transaction (whether or not involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate beneficial ownership of an Interested Stockholder or any Affiliate of an Interested Stockholder in the outstanding shares of any class of equity or convertible securities of the Corporation or of any Subsidiary.

                  (e) "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is not an Affiliate, Associate or representative of the Interested Stockholder that is involved with the Business Combination and was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, or any successor of a Disinterested Director who is not an Affiliate, Associate or representative of the Interested Stockholder that is involved with the Business Combination and is nominated for election as a director or elected as a director to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors; PROVIDED, HOWEVER, that for purposes of this definition a Director shall not be deemed to be an Affiliate or Associate of any other Director solely as the result of such Director's service on the Board of Directors.

                  (f) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) that:

                      (i) is the beneficial owner, directly or indirectly, of 15% or more of the Voting Stock;

                      (ii) is an Affiliate of the Corporation and at any time
                  during the prior two years was the beneficial owner, directly or indirectly, of 15% or more of the then outstanding Voting Stock; or

                      (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock of which an Interested Stockholder was the beneficial owner at any


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                  time during the prior two years, unless such assignment or succession occurs in a transaction that is a public offering within the meaning of the Securities Act of 1933;

PROVIDED, HOWEVER, that in determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares of which the Interested Stockholder is deemed to have beneficial ownership through application of paragraph c of this Section 2 but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                  (g) A "person" shall mean any individual, partnership, firm, corporation or other entity.

                  (h) "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; PROVIDED, HOWEVER, that for the purposes of paragraph f of this Section the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  (i) "Voting Sock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

                  SECTION 3. POWERS OF THE BOARD OF DIRECTORS. For purposes of this Article Eighth, a majority of the Directors of the Corporation present at a meeting at which a quorum is present shall have the power and duty to determine in good faith, on the basis of information known to them after reasonable inquiry, which determination shall be conclusive, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock of which a person is the beneficial owner, (iii) whether a person is an Affiliate or Associate of another and (iv) the fair market value of any assets to be sold, leased, exchanged mortgaged, pledged or transferred.

                  SECTION 4. APPROVAL BY BOARD OF DIRECTORS. A Business Combination that is approved by a majority of the Disinterested Directors shall not require the approval of the stockholders pursuant to Section 5 of this Article Eighth.

                  SECTION 5. APPROVAL BY STOCKHOLDERS. Unless a proposed Business Combination is approved by the Directors of the Corporation pursuant to
Section 4 of this Article Eighth,, such Business Combination shall require the affirmative vote of the holders of at least 66-2/3% of the Voting Stock, voting together as a single class, excluding shares of Voting Stock that are beneficially owned by any Interested Stockholder that is involved


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with the Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required by law, by this Third Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, by an Agreement with any over-the-counter market quotation system, or otherwise.

                  SECTION 6. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED STOCKHOLDERS. Nothing contained in this Article Eighth shall be construed to relieve an Interested Stockholder form any fiduciary obligation imposed by law.

                  SECTION 7. AMENDMENT, REPEAL OR MODIFICATION. Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Eighth.

                  NINTH. SECTION 1. PERSONAL LIABILITY. To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable law presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this Article Ninth shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.

                  SECTION 2. INDEMNIFICATION. Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, or officer, of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable law as presently or hereafter in effect. The right of indemnification provided in this
Section 2 shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and shall be applicable to matters otherwise within its scope irrespective of whether such matters arose or arise before or after the adoption of this Article Ninth. Without limiting the generality or the effect of the foregoing, the Corporation may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article Ninth.

                  SECTION 3.  AMENDMENT, REPEAL OR MODIFICATION.
Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, the amendment, repeal or adoption of any provision inconsistent with,


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this Article Ninth shall require the affirmative vote of the holders of at least
66-2/3% of the Voting Stock (as defined in Article Fifth), voting together as a single class. Any amendment, repeal or adoption of any provision inconsistent with this Article Ninth shall not adversely affect any right or protection existing hereunder immediately prior to such amendment, repeal or adoption.

                  IN WITNESS WHEREOF, DNX Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by Paul J. Schmitt, President of the Corporation, and attested by John G. Cooper, Secretary of the Corporation, this 18th day of December 1996.

                                          DNX CORPORATION

                                          By: /s/  Paul J. Schmitt
                                              -------------------------------
                                             Paul J. Schmitt, President

ATTEST:

By:  /s/ John G. Cooper
   --------------------------------
   John G. Cooper, Secretary


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